Exhibit 11

                       ENVIRONMENTAL ELEMENTS CORPORATION
               STATEMENT REGARDING COMPUTATION OF INCOME PER SHARE FOR THE YEARS ENDED MARCH 31, 2002, 2001, AND 2000


                                                                       2002        2001        2000
                                                                    ---------   ---------   ---------
BASIC:

Weighted average number of common shares                            7,207,155   7,128,889   7,098,728
                                                                    =========   =========   =========

DILUTED:

Weighted average number of common shares                            7,207,155   7,128,889   7,098,728
Dilutive effect of common stock equivalents:
   Stock options                                                      114,099           -           -
                                                                    ---------   ---------   ---------
Weighted average number of common equivalent shares
outstanding                                                         7,321,254   7,128,889   7,098,728
                                                                    =========   =========   =========

                                       49